UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2006

Natrol, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation)		Identification No.)

21411 Prairie Street, Chatsworth, California 91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 739-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03       Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 25, 2006, we entered into a loan and security agreement with Wachovia Capital Finance (Western), as agent, the lenders party thereto, Prolab Nutrition, our wholly owned subsidiary, and certain of our other subsidiaries, as guarantors.  The loan agreement provides for a three-year secured revolving credit facility of up to $10 million.  Borrowings under the facility will be used for ongoing working capital purposes and certain future acquisitions.  As of the date hereof, we had no borrowings under the facility.

Under the credit facility, we may borrow up to the lesser of $10 million and the borrowing base (calculated based upon eligible inventory and eligible accounts).  The interest rate on borrowings under the credit facility is equal to: (1) agent’s publicly announced prime rate for prime rate loans or (2) 2.25% plus the applicable Eurodollar rate for any Eurodollar rate loans.  Interest is payable monthly in arrears not later than the first day of each calendar month.

The credit facility requires that all principal be repaid in full on the third anniversary of the closing date.  Additionally, borrowings under the credit facility must be repaid when the borrowings exceed the borrowing base.

The facility is secured by a first priority lien on all our assets and properties (which includes the assets and properties of Prolab Nutrition, the guarantors and our future subsidiaries), subject to certain exceptions.  The obligations under the credit facility are guaranteed by Natrol Products, Inc., Natrol Acquisition Corp. and Natrol Direct, Inc. and by each of our future subsidiaries.

The credit facility contains covenants restricting our ability to, among other things: (1) incur or guarantee additional debt; (2) engage in any mergers or acquisitions (subject to certain exceptions); (3) engage in any asset sales or dispose of any assets (other than in the ordinary course); (4) engage in transactions with affiliates; (5) incur liens; (6) make any loans or investments; and (7) declare or pay dividends or redeem or repurchase capital stock.

The credit facility also provides for customary events of default, including non-payment defaults, covenant defaults and cross-defaults to our other material indebtedness.

The descriptions of the credit facility and loan and security agreement are qualified in their entirety by the full text of the loan and security agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1

Loan and Security Agreement dated August 25, 2006 by and among Wachovia Capital Finance Corporation (Western), as agent (“Agent”), lenders signatory thereto (“Lenders”), Natrol, Inc. and Prolab Nutrition, Inc., as Borrowers, and Natrol Products, Inc., Natrol Acquisition Corp. and Natrol Direct, Inc., as Guarantors

10.2	Guaranty dated August 25, 2006 by Natrol Products, Inc., Natrol Acquisition Corp. and Natrol Direct, Inc., in favor of Agent and Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2006	NATROL, INC.

	By:	/s/ Dennis R. Jolicoeur
Dennis R. Jolicoeur
Chief Financial Officer, Treasurer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1

Loan and Security Agreement dated August 25, 2006 by and among Wachovia Capital Finance Corporation (Western), as agent (“Agent”), the lenders signatory thereto (“Lenders”), Natrol, Inc. and Prolab Nutrition, Inc., as Borrowers, and Natrol Products, Inc., Natrol Acquisition Corp. and Natrol Direct, Inc., as Guarantors

10.2	Guaranty dated August 25, 2006 by Natrol Products, Inc., Natrol Acquisition Corp. and Natrol Direct, Inc., in favor of Agent and Lenders